As filed with the Securities and Exchange Commission on December 3, 2012
Registration No. 333-[       ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RUBY TUESDAY, INC.
(Exact Name of Registrant as Specified in Its Charter)
Georgia		63-0475239
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
150 West Church Avenue Maryville, Tennessee 37801
(Address of Principal Executive Offices)

Employment Inducement Awards for James J. Buettgen
(Full Title of the Plan)

Scarlett May, Esq. Chief Legal Officer and Corporate Secretary Ruby Tuesday, Inc. 150 West Church Avenue Maryville, Tennessee 37801
(Name and Address of Agent for Service) Telephone number, including area code, of agent for service: (865) 379-5700

Copy to:
Kyoko Takahashi Lin Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.01 each	792,939 (2)	$7.81 (4)	$6,192,853.59 (4)	$844.71
Common Stock, par value $0.01 each	599,979 (3)	$7.71 (5)	$4,625,838.09 (5)	$630.96
(1)
This registration statement shall also cover any additional shares of common stock of the Registrant which may be offered or become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of common stock of the Registrant.

(2)	Represents shares of common stock of the Registrant issuable upon exercise of stock options to be granted to Mr. Buettgen.
(3)	Represents shares of restricted common stock of the Registrant to be granted to Mr. Buettgen.
(4)	Calculated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based upon the exercise prices of the stock options granted to Mr. Buettgen.
(5)
Calculated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of computing the registration fee, upon the basis of the average of the high and low prices ($7.76 and $7.66) of a share of common stock as reported for New York Stock Exchange composite transactions on November 27, 2012.

EXPLANATORY NOTE

Ruby Tuesday, Inc. (the “Registrant”), hereby files this Registration Statement on Form S-8 (this “Registration Statement”) to register (1) 792,939 shares of the Registrant’s common stock, $0.01 par value (“Common Stock”) for issuance upon exercise of stock options and (2) 599,979 shares of restricted Common Stock, which stock options and shares of restricted Common Stock are being granted as employment inducement awards in connection with the hiring of James J. Buettgen.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement on Form S-8. The documents containing the information specified in Part I will be delivered to the employee covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant is incorporating by reference into this Registration Statement the following documents filed by it with the Securities and Exchange Commission (the “Commission”) (Commission File No. 1-12454):

(1)  The Registrant’s Annual Report on Form 10-K for the year ended June 5, 2012;

(2)  The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 4, 2012;

(3)  The Registrant’s current reports on Form 8-K filed on each of June 7, 2012, June 8, 2012, August 13, 2012, October 10, 2012, and November 19, 2012; and

(4)  The description of the Registrant’s Common Stock, which appears in its Registration Statement on Form 8-A dated October 6, 1993, including any amendments or reports filed thereafter for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES

Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of securities registered hereunder will be passed upon for the Registrant by Scarlett May, Senior Vice President and Chief Legal Officer and Secretary of the Registrant. As of the date of this Registration Statement, the aggregate fair market value of securities of the Registrant, including options, beneficially owned by Ms. May exceeds $50,000.

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code, as amended (“GBCC”), directors, officers, employees and agents of the Registrant may, and in some cases directors and officers must, be indemnified by the Registrant under certain circumstances against expenses and liabilities incurred by or imposed upon them as a result of actions, suits or proceedings brought against them as directors, officers, employees or agents of the Registrant (including, as permitted by law, actions, suits or proceedings brought against them for alleged violations of the federal securities laws).  Under the GBCC, unless limited by its Articles of Incorporation, a Georgia corporation shall indemnify its directors and officers against reasonable expenses incurred by them if such directors and officers have been wholly successful, on the merits or otherwise, in the defense of any such action.  In addition, a Georgia corporation may indemnify its directors and officers against expenses if they acted in a manner they believed in good faith to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful.  Under the GBCC, a Georgia corporation may also obligate itself to indemnify and advance defense expenses to its directors, officers, employees or agents to the extent, consistent with the GBCC and public policy, provided by its Articles of Incorporation, Bylaws, contract, or action by the board of directors or, in the case of indemnification of directors, action by its shareholders.

Article IX of the Articles of Incorporation of the Registrant and Article XII of its Bylaws set forth the extent to which the Registrant’s current and former directors, officers, employees and agents may be and are required to be indemnified against liabilities which they may incur while serving in such capacities.  Pursuant to these provisions, the directors and officers of the Registrant will be indemnified against any losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that they are or were directors or officers of the Registrant or served as directors or officers of another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant unless they are finally adjudicated to be liable to the Registrant or are enjoined for conduct for which indemnification is prohibited, and the Registrant will provide advances for expenses incurred in defending any such action, suit or proceeding, upon receipt of an affirmation by such director or officer that he or she met the required standard of conduct and an undertaking by or on behalf of such director or officer to repay such advances if it is ultimately determined that he or she is not entitled to indemnification by the Registrant.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

Item 8.    EXHIBITS

Exhibit Number	Exhibit
4.1	Articles of Incorporation, as amended, of the Registrant (filed as Exhibit 3.1 to Form 8-B filed on March 15, 1996 (File No. 1-12454))*
4.2	Bylaws, as amended and restated, of the Registrant (filed as Exhibit 3.1 to Form 8-K filed on October 8, 2009 (File No. 1-12454))*
5.1	Opinion of Scarlett May
23.1	Consent of KPMG LLP

Exhibit Number	Exhibit
23.2	Consent of Scarlett May (included in Exhibit 5.1)
24	Power of Attorney (included on the signature pages of this Registration Statement)
99.1	Initial Equity Award granted to James J. Buettgen
99.2	Make Whole Award granted to James J. Buettgen
99.3	Inducement and High Performance Award granted to James J. Buettgen
________________________________
* Incorporated herein by reference

Item 9.    UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     If the Registrant is relying on Rule 430B:

(A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Maryville, Tennessee, on December 3, 2012.

RUBY TUESDAY, INC.

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Senior Vice President and Chief Legal Officer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes Michael Moore and Scarlett May, and each of them singly, his true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, to any and all amendments to this registration statement.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the following capacities on December 3, 2012.

Signature	Title
/s/ Samuel E. Beall, III	President and Chief Executive Officer and Director
Samuel E. Beall, III	(Principal Executive Officer)

/s/ Michael Moore	Executive Vice President and Chief Financial Officer
Michael Moore	(Principal Financial Officer)

/s/ Frank Southall	Vice President – Corporate Controller and Principal Accounting Officer
Frank Southall	(Principal Accounting Officer)

/s/ F. Lane Cardwell, Jr.	Director
F. Lane Cardwell, Jr.

/s/ Kevin T. Clayton	Director
Kevin T. Clayton

/s/ Matthew A. Drapkin	Director
Matthew A. Drapkin

/s/ Bernard Lanigan, Jr.	Director
Bernard Lanigan, Jr.

/s/ Jeffrey J. O’Neill	Director
Jeffrey J. O’Neill

/s/ Stephen I. Sadove	Director
Stephen I. Sadove

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1	Articles of Incorporation, as amended, of the Registrant (filed as Exhibit 3.1 to Form 8-B filed on March 15, 1996 (File No. 1-12454))*
4.2	Bylaws, as amended and restated, of the Registrant (filed as Exhibit 3.1 to Form 8-K filed on October 8, 2009 (File No. 1-12454))*
5.1	Opinion of Scarlett May
23.1	Consent of KPMG LLP
23.2	Consent of Scarlett May (included in Exhibit 5.1)
24	Power of Attorney (included on the signature pages of this Registration Statement)
99.1	Initial Equity Award granted to James J. Buettgen
99.2	Make Whole Award granted to James J. Buettgen
99.3	Inducement and High Performance Award granted to James J. Buettgen
________________________________
* Incorporated herein by reference